FOR IMMEDIATE RELEASE
                                                           ---------------------

              P&G EXCEEDS CONSENSUS ESTIMATES FOR QUARTER AND YEAR
              ----------------------------------------------------

                 Delivers Long-Term Growth Rates Ahead of Plans


         CINCINNATI, August 5, 2002 - The Procter & Gamble Company announced today it exceeded consensus expectations for fourth quarter and fiscal year results. The double-digit earnings growth and solid top line performance in the April-June quarter has resulted in the achievement of P&G's long-term annual growth rate targets a year ahead of objective.

         "This quarter concludes a strong fiscal year where we achieved long-term growth goals ahead of schedule and laid a solid foundation for future growth," said Chairman of the Board and Chief Executive A. G. Lafley. "Our business results continue to be strong behind our focused strategies of improving consumer value, investing behind core brands and driving cost savings to the bottom line."

         For the quarter ended June 30, 2002, unit volume grew 10 percent versus the prior year led by double-digit growth in the health care and beauty care businesses, benefits of the Clairol acquisition, and strong performance in fabric and home care. Excluding acquisitions and divestitures, unit volume increased five percent. Reported net sales were $10.17 billion, up six percent versus year-ago as pricing and mix effects partially offset volume growth.

         Reported net earnings for the quarter were $910 million or $0.64 per share. Results included a $175 million after-tax restructuring charge related to the company's streamlining of operations and business portfolio. This restructuring charge for the quarter included employee separation costs of $45 million before tax and asset-related charges of $136 million before tax. Net earnings in the year-ago quarter were a loss of $320 million, which included a $1.16 billion after-tax restructuring charge.

         Core net sales for the quarter, which exclude the impact of discontinuations of certain businesses (such as Olay Cosmetics(R)) in the year ago period as part of the company's restructuring program, grew five percent. Core net earnings growth was very strong, increasing 22 percent to $1.09 billion or $0.77 per share for the quarter. Core earnings exclude restructuring charges, as well as an adjustment to the prior year to remove amortization of goodwill and certain intangibles that is no longer required under the accounting rules.

         For the fiscal year, unit volume grew seven percent behind outstanding results in health care, as well as strong progress in the fabric and home care and beauty care businesses. Reported net sales were $40.24 billion, up four percent excluding a one percent negative foreign exchange impact. The combination of mix impacts and pricing changes, primarily funded by declining material costs, partially offset volume growth. Fiscal year reported net earnings were $4.35 billion or $3.09 per share. Results included a $706 million after-tax restructuring, which includes employee separation costs of $393 million before tax and asset-related charges of $360 million before tax.

         For the fiscal year the company has achieved its long-term growth objectives. Core net sales were $40.17 billion, up four percent excluding a two percent negative foreign exchange impact. Core net earnings were $5.06 billion, or $3.59 per share - an increase of 10 percent versus year-ago. These improvements reflect the benefits of strategic choices the company has made: sharpening the consumer value of P&G's brands - continuing to invest in innovation - leveraging marketing strengths to build leading brands in core categories - and focusing on financial discipline to drive cost savings to the bottom line.

KEY FINANCIAL HIGHLIGHTS FOR THE QUARTER AND FISCAL YEAR
--------------------------------------------------------

o Core net earnings growth in the April through June quarter was driven by operating margin expansion of 160 basis points. o Core gross margin progress, up 280 basis points, reflects the continued benefits of restructuring projects, ongoing cost efficiency efforts, lower material costs and volume growth.

o Core MR&A as a percent of sales increased 120 basis points as declines in base spending, consistent with the company's restructuring program, were more than offset by Clairol integration costs and other costs that are more variable.

o The company's cash flow from operations for the fiscal year was $7.74 billion, representing a $1.94 billion increase over the same period last year, primarily driven by earnings growth.

o In addition to operating cash flow progress, fiscal year capital spending was $1.68 billion, down $807 million, to 4.2 percent of sales, surpassing the company's long-term six percent of sales target several quarters ahead of expectations.

         The following provides additional perspective on the company's quarterly and fiscal year results by business segment:

o Health care delivered excellent results again this quarter, reflecting the top and bottom line benefits of a strong innovation program. Unit volume was up 11 percent for the quarter as the pharmaceutical, oral care and pet health & nutrition businesses continued to drive growth. Sales for the quarter grew 12 percent to $1.25 billion, reflecting the benefit of improved mix from higher priced product innovations.

     On the fiscal year, strength in the oral care and pharmaceutical businesses drove a 15 percent increase in unit volume and a 14 percent increase in sales. Crest(R) joined the ranks of P&G's billion dollar brands behind the successful expansion of Crest Spinbrush(R) and Crest Whitestrips(R), as well as strength in the core dentifrice business. Health care's volume growth from high-margin products funded increased marketing investments and yielded an earnings increase of 34 percent to $521 million.

o Fabric and home care delivered strong results this quarter with unit volume growth in every region. Unit volume for the quarter increased six percent driven by growth in Western Europe (both fabric care and home care) and North America home care. Net sales were $2.93 billion, an increase of three percent excluding a one percent negative impact from foreign exchange on the quarter as pricing, promotion and mix impacts, primarily in Western Europe, partially offset increased volume.

     On the fiscal year, fabric and home care delivered strong earnings driven by an excellent program of cost reduction and sharpened consumer value equation. Volume was up three percent and sales for the year were up one percent to $11.62 billion, excluding a one percent negative impact from foreign exchange. Volume growth was partially offset by pricing investments to improve in store presence and the consumer value equation, primarily in Western Europe. Fiscal year earnings were $1.83 billion, up 11 percent behind lower material prices, product reformulations and manufacturing plant efficiencies.

o The baby, feminine and family care segment achieved good volume progress on the quarter. Unit volume grew three percent behind strong Pampers(R) growth (in both North America and Western Europe) and continued strength in North America family care. Sales were up one percent, excluding a one percent negative foreign exchange impact, to $2.96 billion as the pass through of lower commodity prices and targeted consumer value adjustments on Luvs(R) offset volume growth.

     On the fiscal year, strength in family care and baby care drove a three percent increase in unit volume. Sales for the year were up one percent, to $11.88 billion, excluding a two percent negative foreign exchange impact, as commodity driven price declines and pricing adjustments on Luvs(R) and Western European diapers partially offset volume growth. Earnings were $1.17 billion, up 11 percent behind our ongoing program of product and overhead cost efficiencies, including restructuring gains.

o Beauty care continued to deliver strong results behind the Clairol acquisition, with quarterly unit volume and sales up 32 percent and 22 percent, respectively. Mix impacts driven by the Clairol business partially offset volume growth. Excluding acquisitions and divestitures, quarterly unit volume and sales grew five percent and four percent respectively, behind strength across all businesses.

     Throughout the fiscal year, beauty care's quarterly growth rates for unit volume and sales increased sequentially, delivering unit volume growth of 19 percent and sales growth of 13 percent, excluding a two percent negative foreign exchange impact. Excluding the impacts of the Clairol acquisition, fiscal year unit volume grew three percent behind strength in hair care. Earnings were $1.18 billion, up 22 percent, driven by marketing support efficiencies behind growing businesses and a continued focus on cost reductions.

o In food and beverage, the April through June quarter marked the completion of the Jif/Crisco spin merge - a transaction that delivered excellent value to shareholders, equivalent to about $0.60 per share. Adjusting for this impact, unit volume for the quarter was down slightly, while sales held flat.

     On the fiscal year, food and beverage delivered solid earnings growth. Excluding the spin-merge and other divestitures, unit volume declined two percent. Volume declines and commodity-related pricing actions in coffee drove an eight percent decrease in sales. Net earnings grew 16 percent, to $384 million, as broad-based cost reductions more than offset the impact of the Jif/Crisco transaction in the fourth quarter.

         P&G has always had a strong commitment to responsible corporate governance and will fully comply with the recently passed corporate reform legislation. As a June 30 fiscal year company, P&G plans to file its annual Form 10-K Report on September 12, 2002. P&G also plans to file on the same date the sworn statements of its chief executive officer and chief financial officer. As provided by the SEC order, this timing will be about a month later than the filings of calendar-year companies, who must file certification on or before August 14, 2002 in connection with the filing of their quarterly Form 10-Q Reports.

QUARTERLY AND FISCAL YEAR GUIDANCE
----------------------------------

         For the July - September quarter, volume is expected to be up 8 to 10 percent. Excluding the impact of acquisitions and divestitures, volume growth is expected to be up in the mid-single digit percentages. Sales are expected to grow in the four to six percent range. At current rates, foreign exchange is expected to have a slightly positive impact on the top line. Core earnings per share are expected to be in the 11 to 15 percent range.

For fiscal year 2002/03, volume growth is expected to be modestly ahead of sales. Volume growth will be stronger in the first half until the company annualizes the impact of the Clairol acquisition in the October - December quarter. The company expects sales growth to be in the four to six percent range, with foreign exchange having a minimal impact on sales year over year. Core earnings per share is expected to grow at the company's target rate of double-digits.

         All statements, other than statements of historical fact included in this news release, are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. In addition to the risks and uncertainties noted in this news release, there are certain factors that could cause results to differ materially from those anticipated by some of the statements made. These include the achievement of the business unit volume and income growth projections, the successful achievement of the company's cost containment goals, the continued political and/or economic uncertainty in Latin America and the Middle East, any political and/or economic uncertainty due to terrorist activities, the ability to successfully manage and maintain key customer relationships, the stability of material costs as well as factors listed in Management's Discussion and Analysis of Financial Condition and Results of Operations in the company's most recently filed Forms 10-K and 8-Ks.



         P&G markets more than 250 brands including Pampers(R), Tide(R), Ariel(R), Always(R), Whisper(R), Pantene(R), Bounty(R), Pringles(R), Folgers(R), Charmin(R), Downy(R), Lenor(R), Iams(R), Olay(R), Clairol Nice `n Easy(R), Herbal Essences(R), Crest(R), Vicks(R) and Actonel(R). For more information about P&G, please visit our website at www.pg.com.

                                      # # #

P&G Contacts:

Media
-----

P&G Corporate Media Center:
         US media call:               1-(866) PROCTER (1-866-776-2837)
         Media outside the US call:   1-(513) 945-9087

Investor Relations
------------------

John P. Goodwin - (513) 983-2414


P&G will web cast its conference call on Monday, August 5, 2002, at 8:30 a.m. to review its fourth quarter and fiscal year 2001/02 results. The call will last approximately one hour. You may receive the web cast by going to our web site at:

http://www.pg.com/investors
---------------------------

We suggest you check in at least ten minutes in advance of the start time to complete the brief registration process and ensure you are set up to receive the web cast.

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
(Amounts in Millions Except Per Share Amounts)
Consolidated Earnings Information


                                                                             Three Months Ended June 30
                                                                             --------------------------
                                                          % Change                        % Change                       % Change
                                                           Versus       Earnings Before    Versus         Net             Versus
                                             Net Sales    Year Ago       Income Taxes     Year Ago     Earnings          Year Ago

Fabric and Home Care                           $ 2,931          2%           $  687            16%       $  472               16%
Baby, Feminine and Family Care                   2,957          0%              409            18%          230               20%
Beauty Care                                      2,138         22%              363            51%          248               45%
Health Care                                      1,247         12%              133            87%           85               57%
Food and Beverage                                  914         -6%              126            14%           80               21%
                                             ------------------------------------------------------------------------------------
    Total Business Segments                     10,187          5%            1,718            26%        1,115               25%
Corporate (excluding restructuring costs)          (34)        n/m             (156)           n/m          (30)              n/m
                                             ------------------------------------------------------------------------------------
    Total Company - Core                        10,153          5%            1,562            20%        1,085               22%
Restructuring Costs                                 16         n/m             (268)           n/m         (175)              n/m
                                             ------------------------------------------------------------------------------------
    Total Company - Reported*                   10,169          6%            1,294            n/m          910               n/m

*Percentages exclude goodwill and indefinite-lived intangible amortization expense and restructuring costs in both years.

                                                                             Twelve Months Ended June 30
                                                                             ---------------------------
                                                          % Change                        % Change                       % Change
                                                           Versus       Earnings Before    Versus         Net             Versus
                                             Net Sales    Year Ago       Income Taxes     Year Ago     Earnings          Year Ago
Fabric and Home Care                           $11,618          0%           $2,728            12%       $1,831               11%
Baby, Feminine and Family Care                  11,877         -1%            1,961            12%        1,170               11%
Beauty Care                                      8,079         11%            1,664            20%        1,177               22%
Health Care                                      4,979         14%              795            36%          521               34%
Food and Beverage                                3,801         -8%              604            11%          384               16%
                                             ------------------------------------------------------------------------------------
    Total Business Segments                     40,354          2%            7,752            16%        5,083               16%
Corporate (excluding restructuring costs)         (185)        n/m             (411)           n/m          (25)              n/m
                                             ------------------------------------------------------------------------------------
    Total Company - Core                        40,169          2%            7,341            10%        5,058               10%
Restructuring Costs                                 69         n/m             (958)           n/m         (706)              n/m
                                             ------------------------------------------------------------------------------------
    Total Company - Reported*                   40,238          3%            6,383            32%        4,352               39%

*Percentages exclude goodwill and indefinite-lived intangible amortization expense and restructuring costs in both years.

                                                              APRIL - JUNE NET SALES INFORMATION
                                                               (Percent Change vs. Year Ago) **
                                                 Volume
                                    ----------------------------
                                            With         Without
                                    Acquisitions/   Acquisitions/                                            Total     Total Impact
                                    Divestitures    Divestitures        FX        Price      Mix/Other      Impact            Ex-FX
                                    ------------------------------------------------------------------------------------------------
Fabric and Home Care                          6%              6%       -1%          -2%            -1%          2%               3%
Baby, Feminine and Family Care                3%              3%       -1%          -4%             2%          0%               1%
Beauty Care                                  32%              5%        0%          -3%            -7%         22%              22%
Health Care                                  11%             11%        0%          -1%             2%         12%              12%
Food and Beverage                            -6%             -1%        0%          -1%             1%         -6%              -6%
   Total Company (Core)                      10%              5%        0%          -2%            -3%          5%               5%


** These sales percentage changes are approximations based on quantitative formulas that are consistently applied.

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES CONSOLIDATED STATEMENT OF EARNINGS


                                                     QUARTER
                                                     -------
 Millions of dollars (except per share amounts)                                               W/O Restructuring Chgs
                                                                                          and W/O Goodwill Amortization
                                                       AMJ 02       AMJ 01      % CHG        AMJ 02       AMJ 01      % CHG

NET SALES                                            $ 10,169     $  9,582        6 %      $ 10,153     $  9,713        5 %
 COST OF PRODUCTS SOLD                                  5,469        6,203      (12)%         5,270        5,313       (1)%
                                                     --------     --------                 --------     --------
GROSS MARGIN                                            4,700        3,379       39 %         4,883        4,400       11 %
 MARKETING, RESEARCH &  ADMINISTRATION                  3,302        3,435       (4)%         3,217        2,958        9 %
                                                     --------     --------                 --------     --------
OPERATING INCOME                                        1,398          (56)        NM         1,666        1,442       16 %
 INTEREST EXPENSE                                         150          187                      150          187
 OTHER NON-OPERATING INCOME                                46           50                       46           50
                                                     --------     --------                 --------     --------
EARNINGS BEFORE INCOME TAXES                            1,294         (193)        NM         1,562        1,305       20 %
 INCOME TAXES                                             384          127                      477         414

NET EARNINGS                                              910         (320)        NM         1,085          891       22 %
                                                     ========     ========                 ========     ========
EFFECTIVE TAX RATE                                     29.7 %           NM                   30.5 %       31.7 %


PER COMMON SHARE:
 BASIC NET EARNINGS                                  $   0.68     $  (0.27)        NM      $   0.81     $   0.65        25 %
 DILUTED NET EARNINGS                                $   0.64     $  (0.23)        NM      $   0.77     $   0.63        22 %
 DIVIDENDS                                           $   0.38     $   0.35                 $   0.38     $   0.35
AVERAGE DILUTED SHARES OUTSTANDING                    1,412.1      1,397.0                  1,412.1      1,397.0



COMPARISONS AS A % OF NET SALES                                               Basis Pt                                Basis Pt
                                                                                Chg                                     Chg
 COST OF PRODUCTS SOLD                                 53.8 %       64.7 %                   51.9 %        54.7 %
 GROSS MARGIN                                          46.2 %       35.3 %       1,090       48.1 %        45.3 %          280
 MARKETING, RESEARCH &  ADMINISTRATION                 32.5 %       35.8 %                   31.7 %        30.5 %
 OPERATING MARGIN                                      13.7 %       (0.6)%       1,430       16.4 %        14.8 %          160
 EARNINGS BEFORE INCOME TAXES                          12.7 %       (2.0)%                   15.4 %        13.4 %
 NET EARNINGS                                           8.9 %       (3.3)%                   10.7 %         9.2 %







                                                      FYTD
                                                      ----
 Millions of dollars (except per share amounts)                                               W/O Restructuring Chgs
                                                                                          and W/O Goodwill Amortization
                                                      6/30/02      6/30/01      % CHG       6/30/02      6/30/01      % CHG

NET SALES                                            $ 40,238     $ 39,244        3 %      $ 40,169     $ 39,375        2 %
 COST OF PRODUCTS SOLD                                 20,989       22,102       (5)%        20,481       20,966       (2)%
                                                     --------     --------                 --------     --------
GROSS MARGIN                                           19,249       17,142       12 %        19,688       18,409        7 %
 MARKETING, RESEARCH &  ADMINISTRATION                 12,571       12,406        1 %        12,052       11,588        4 %
                                                     --------     --------                 --------     --------
OPERATING INCOME                                        6,678        4,736       41 %         7,636        6,821       12 %
 INTEREST EXPENSE                                         603          794                      603          794
 OTHER NON-OPERATING INCOME                               308          674                      308          674
                                                     --------     --------                 --------     --------
EARNINGS BEFORE INCOME TAXES                            6,383        4,616       38 %         7,341        6,701       10 %
 INCOME TAXES                                           2,031        1,694                    2,283        2,086

NET EARNINGS                                            4,352        2,922       49 %         5,058        4,615       10 %
                                                     ========     ========                 ========     ========
EFFECTIVE TAX RATE                                     31.8 %       36.7 %                   31.1 %       31.1 %


PER COMMON SHARE:
 BASIC NET EARNINGS                                  $   3.26     $   2.15       52 %      $    3.80    $    3.44      10 %
 DILUTED NET EARNINGS                                $   3.09     $   2.07       49 %      $    3.59    $    3.27      10 %
 DIVIDENDS                                           $   1.52     $   1.40                 $    1.52    $    1.40
AVERAGE DILUTED SHARES OUTSTANDING                    1,404.9      1,405.6                   1,404.9      1,405.6



COMPARISONS AS A % OF NET SALES                                               Basis Pt                                Basis Pt
                                                                                Chg                                     Chg
 COST OF PRODUCTS SOLD                                 52.2 %       56.3 %                   51.0 %        53.2 %
 GROSS MARGIN                                          47.8 %       43.7 %         410       49.0 %        46.8 %          220
 MARKETING, RESEARCH &  ADMINISTRATION                 31.2 %       31.6 %                   30.0 %        29.4 %
 OPERATING MARGIN                                      16.6 %       12.1 %         450       19.0 %        17.3 %          170
 EARNINGS BEFORE INCOME TAXES                          15.9 %       11.8 %                   18.3 %        17.0 %
 NET EARNINGS                                          10.8 %        7.4 %                   12.6 %        11.7 %
